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                                                       EXHIBIT 11(b)


CONSENT  OF INDEPENDENT AUDITORS



The Achievement Funds Trust:


We consent to the incorporation by by reference in Post-Effective
Amendment No. 12 to Registration Statement No. 33-26205 of our report dated March 21, 1997 appearing in the Annual Report to Shareholders-January 31, 1997 and to the reference to us under the caption "financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 28, 1997